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                                                                    Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Marriott International, Inc.'s registration statement on Form S-3, as amended, of our report dated December 4, 2001 included in Marriott International, Inc.'s Form 10-K, as amended, for the year ended December 29, 2000 and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP

Vienna, Virginia
December 6, 2001